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February 6, 1997

FOR IMMEDIATE RELEASE                Contact
                                        David R. Farmer
                                        Beal Bank, SSB
                                        (972)404-4000



  BEAL FINANCIAL CORPORATION ADOPTS SUBCHAPTER-S STATUS
            AND CHANGES FISCAL YEAR TO DECEMBER 31

     DALLAS, TEXAS -- Beal Financial Corporation (the "Corporation"), the Holding Company for Beal Bank, today announced that the shareholders of the Corporation had unanimously approved a change in the status of the Corporation for Federal Income Tax purposes from a Subchapter-C Corporation to a Subchapter-S Corporation, effective January 1, 1997. This change in tax status resulted in the Corporation changing it's fiscal year-end from June 30 to December 31, effective December 31, 1996.

     The change in both the Corporation's tax and fiscal year-end will require the Corporation to undergo an audit of their financial statements as of December 31, 1996 and to file a Form 10-K as of December 31, 1996. The Corporation will not file a Form 10-Q for the quarter ended December 31, 1996, which would normally have been filed on, or before, February 14, 1997. In accordance with SEC Regulations, it is intended that the Form 10-K will be filed on, or before May 5, 1997.